SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) – April 1, 2009

SYZYGY ENTERTAINMENT, LTD.
(Exact name of registrant as specified in its charter)

Nevada	333-136827	20-4114478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	file number)	Identification No.)

4201 Congress Street, Suite 145, Charlotte, NC 28208
(Address of principal executive offices, including zip code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On April 1, 2009, Syzygy Entertainment, Ltd., a Nevada corporation (“Syzygy” or the “Company”) entered into an agreement (the “Agreement”) between Caribbean Play Group Ltd., a Turks and Caicos company (“CPG”), 515 Field Ltd., Sean Sullivan, Rhynie Campbell and S. Gregory Smith.

At the closing of the Agreement, CPG will agree to convert $300,000 of its $385,000 loan to the Company into 3,000,000 newly issued restricted shares of common stock of Syzygy.  Simultaneously with the closing, CPG will also agree to buy for $285,000, 2,850,000 newly issued restricted shares of the Company’s common stock, the proceeds of which are to be utilized by the Company to (a) repay $85,000 of CGP’s loan to the Company and (b) the remaining $200,000 will be utilized for the Company’s casino operations.

On completion of the items listed in the above paragraph, the Company shall issue to CPG additional 5,000,000 shares of common stock or 10% of the shares of common stock, which ever is greater.

In addition, the Company, Mercury Gaming Group LLC (“Mercury”) and CPG have agreed to work together to establish a turnkey, fully furnished and equipped casino lease approved by the Company for the new casino premises designed and outfitted to accommodate high play gambling.  CPG and Syzygy have also agreed at closing to establish a new four person board of directors.  Mike Pruitt, the Company’s present director, will resign and nominate S. Gregory Smith to serve as a director.  Subject to Mr. Smiths’ approval, Mr. Rhynie Campbell shall have the authority to nominate one director, Sean Sullivan shall have the authority to nominate a director and CPG shall have the authority to nominate a director.  On the completion of the items set forth in this above paragraph, and the execution of the casino lease, the Company will issue to CPG 10,000,000 shares of its restricted common stock to be held in escrow until and upon the commencement of operations of the new casino.  Upon operation of the new casino, the shares will be released from escrow and delivered to CPG.

515 Field Ltd. has granted to CPG a right to purchase or to arrange for purchase a right of first refusal of 7,695,000 shares held by 515 Field Ltd. for a purchase price of $1,539,000 as well as the right to purchase $950,000 of debt of Syzygy held by 515 Field Ltd.  Such right will be for a period of six months.

In addition, upon completion of the purchase of the stock and debt held by 515 Field Ltd., the newly elected officers and directors of the Company will use reasonable efforts to convert certain shareholder advances to Syzygy at $0.50 per share.  Syzygy and CPG have agreed to establish a marketing agreement under which Mr. Rhynie Campbell will receive $120,000 per annum.

Upon completion of all of the items described above, the Company agrees to issue to CPG additional common stock equal to 33% of the then issued and outstanding shares of stock in the Company, but when combined with shares previously issued shall be no less than 20,000,000 shares.

The initial closing shall take place after prior shareholder notification in compliance with all applicable securities laws and resignation of the appropriate directors and officers of the Company.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

10.1	Agreement between Caribbean Play Group Ltd., Syzygy Entertainment Ltd. Selling Shareholders and other Shareholders dated April 1, 2009

* To be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYZYGY ENTERTAINMENT, LTD.

April 7, 2009	By:	/s/ Sean Sullivan
Sean Sullivan
President